Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated May 15, 2025 relating to the Common Stock ($.01 par value), of ASTRONICS CORP shall be filed on behalf of the undersigned.

REDWOOD CAPITAL MANAGEMENT, LLC By: Redwood Capital Management Holdings, LP, its sole member By: Double Twins K, LLC, its general partner By: /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Managing Member

REDWOOD CAPITAL MANAGEMENT HOLDINGS, LP By: Double Twins K, LLC, its general partner By: /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Managing Member

DOUBLE TWINS K, LLC By: /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Managing Member

RUBEN KLIKSBERG By: /s/ Ruben Kliksberg